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                                                                     EXHIBIT 5.1

                                  July 1, 2002

Pacer International, Inc.
1340 Treat Boulevard, Suite 200
Walnut Creek, California 94596

         Re: Registration Statement on Form S-8


Ladies and Gentleman:

         We have acted as special counsel to Pacer International, Inc., a Tennessee corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission covering 3,035,334 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company issuable pursuant to (i) the Pacer International, Inc. 1999 Stock Option Plan, as amended, and (ii) the Pacer International, Inc. 2002 Stock Option Plan (collectively, the "Plans").

         In connection with this opinion we have examined and relied upon such records, documents and other instruments as in our judgement are necessary or appropriate to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that the issuance of the Shares, when issued pursuant to the above-referenced plans will be validly issued, fully paid and nonassessable.

         We express no opinion other than as to the law of the State of Tennessee.

         We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 being filed by the Company to register the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                Very truly yours,

                                /s/ Bass, Berry & Sims PLC